UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 25, 2008

                          SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

     South Carolina                 0-16120                 57-0858504
----------------------------     ------------         ------------------
(State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)           File Number)         Identification No.)

  238 Richland Avenue West, Aiken, South Carolina             29801
---------------------------------------------------   ------------------
(Address of principal executive offices)                   (Zip Code)


  Registrant's telephone number (including area code):  (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

      On July 25, 2008, Security Federal Corporation issued its earnings release for the quarter ended June 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

      (d)    Exhibits

      99.1   Press Release of Security Federal Corporation dated July 25,
             2008.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      SECURITY FEDERAL CORPORATION


Date: July 24, 2008                   By:/s/Roy G. Lindburg
                                         -------------------------------------
                                         Roy G. Lindburg
                                         Treasurer and Chief Financial Officer


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                                    Exhibit 99.1

       Press Release of Security Federal Corporation dated July 25, 2008

NEWS RELEASE

          SECURITY FEDERAL CORPORATION ANNOUNCES FIRST QUARTER
                      EARNINGS OF $0.32 PER SHARE

Aiken, South Carolina (July 25, 2008) - Security Federal Corporation (OTCBB:SFDL), the holding company for Security Federal Bank, today announced earnings for the first quarter of its fiscal year ending March 31, 2009. The Company reported net income of $802,000 or $0.32 per share (basic) for the three months ending June 30, 2008 compared to net income of $1.1 million or $0.42 per share (basic) for the three months ending June 30, 2007. The decrease in net income is primarily the result of the Federal Reserve's recent precipitous decrease in interest rates in conjunction with the Company's decision to increase the provision for loan losses and an increase in general and administrative expenses attributable to costs associated with the Company's recent expansion. These factors were offset slightly by an increase in non-interest income.

The recent precipitous decrease in the prime interest rate continued to negatively impact the Company's margin during the quarter ended June 30, 2008. Net interest margin decreased 23 basis points to 2.57% as of June 30, 2008 from 2.80% for the comparable quarter in the previous year. Despite the decrease in the margin, net interest income increased $147,000 or 3.0% to $5.1 million for the three months ending June 30, 2008, compared to $5.0 million for the three months ending June 30, 2007.

Problems associated with deteriorating asset quality continued to plague the industry during the quarter as a result of the sub prime lending and credit crisis. Although the Company did not participate in sub prime lending, it was indirectly impacted by these events and the general condition of the national economy. Additions to the allowance for loan losses were $225,000 for the quarter ended June 30, 2008 compared to $150,000 for the same quarter in the prior year. This increase reflects the Company's concern for deteriorating economic conditions in the local economy coupled with an increase in non-performing assets within its loan portfolio. Non-performing assets, which consist of non-accrual loans and repossessed assets, increased $385650,000 to $7.24 million at June 30, 2008 from $6.8 million at March 31, 2008. Despite theis increase in non-performing assets, the Company maintained relatively low and stable trends related to net charge-offs. Annualized net charge-offs as a percent of gross loans were 0.03% at June 30, 2008 compared to 0.02% at March 31, 2008 and 0.01% at June 30, 2007. In addition, non- performing assets comprised less than 1% of total assets at June 30, 2008 and March 31, 2008, respectively.

Non-interest income for the current quarter increased $61,000 or 5.7% to $1.1 million for the three months ended June 30, 2008 compared to the comparable quarter in 2007. General and administrative expenses increased $571,000 or 13.4% to $4.8 million for the three months ending June 30, 2008 compared to $4.3 million for the same quarter in the previous year as a result of increased personnel and property costs related to the Company's recent expansion into two new market areas: Richland and Lexington

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Counties in South Carolina and Columbia County, Georgia. The Company
anticipates opening a branch in Ballentine, South Carolina within the next 12 months.

Total assets at June 30, 2008 were $863.4 million compared to $840.0 million at March 31, 2008, an increase of $23.3 million or 2.8% for the three-month period. Net loans receivable increased $16.9 million or 3.3% to $534.9 million at June 30, 2008 from $517.9 million at March 31, 2008. Total deposits decreased $13.5 million or 2.3% to $577.3 million at June 30, 2008 compared to $590.9 million at March 31, 2008. Federal Home Loan Bank advances, other borrowings, and subordinated debentures increased $40.2 million or 20.5% to $236.3 million at June 30, 2008 from $196.2 million at March 31, 2008.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. Additional financial services are offered by the Bank's three wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending March 31, 2008. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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                            SECURITY FEDERAL CORPORATION
                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                           INCOME STATEMENT HIGHLIGHTS

                  (In Thousands, except for Earnings per Share)

                                      Quarter Ended
                                         June 30,
                                   2008              2007
                               (Unaudited)        (Unaudited)       % change
                              -----------------------------------------------
Total interest income            $11,831            $11,906           -0.6%

Total interest expense             6,706              6,929           -3.2%
                              -----------------------------------------------

Net interest income                5,125              4,977            3.0%

Provision for loan losses            225                150           50.0%
                              -----------------------------------------------
Net interest income after
  provision for loan losses        4,900              4,827            1.5%

Non-interest income                1,121              1,061            5.7%

Non-interest expense               4,822              4,251           13.4%
                              -----------------------------------------------

Income before income taxes         1,199              1,637          -26.8%

Provision for income taxes           397                541          -26.6%
                              -----------------------------------------------

Net income                       $   802           $  1,096          -26.8%
                              ===============================================

Earnings per share               $  0.32           $   0.42          -23.8%
                              ===============================================

                                BALANCE SHEET HIGHLIGHTS

                    (In Thousands, except for Book Value per Share)

                             June 30, 2008     March 31, 2008
                              (Unaudited)         (Audited)
                            -----------------------------------
Total assets                   $863,375            $840,030

Cash and cash equivalents        11,012              10,539

Total loans receivable, net     534,862             517,932

Investment and mortgage-
  backed securities             266,145             264,312

Deposits                        577,328             590,850

Borrowings                      236,348             196,173

Shareholders' equity             44,399              47,496

Book value per share             $17.55              $18.76

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